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            PURSUANT TO RULE 901(d) OF REGULATION S-T


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant To Section 14(A) Of The Securities
            Exchange Act Of 1934 (Amendment No.     )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
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               ORANGE AND ROCKLAND UTILITIES, INC.
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        (Name of Registrant as Specified In Its Charter)


               ORANGE AND ROCKLAND UTILITIES, INC.
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           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules
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(1)  Title of each class of securities to which transaction
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     computed pursuant to Exchange Act Rule 0-11:/1

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OR
ORANGE AND ROCKLAND  One Blue Hill Plaza, Pearl River, NY 10965


VICTOR A. ROQUE
Vice President, General Counsel and Secretary
914-577-2424




                                   June 6, 1994



BY FAX (011 44 71 925-2465)

Anthony Bonnano
Archon Investments
30-35 Pall Mall
London SW1Y5LP

Dear Mr. Bonnano:

     As you are probably well aware, the Annual Meeting of Shareholders of Orange and Rockland Utilities, Inc. has been adjourned until June 10, 1994. The meeting was adjourned to provide shareholders additional time to vote their shares on Proposal 2.

     I would appreciate it if you would pass this letter along to the beneficial owner of the approximately 30,000 shares of stock currently held by Archon Investments. We ask that you vote "FOR" Proposal 2 to oust our former Chairman and CEO from the Orange and Rockland Board of Directors. The continuation of a fragmented Board is detrimental to the Board itself, the Company and the shareholders. For this reason, we ask that you support Proposal 2.

     I have asked our proxy solicitor, Morrow & Co., Inc., to send you additional materials in this regard.

     Should you have any questions or should you like to speak with me, please call me at (914) 577-2424.

                                   Sincerely,


                                   s/ Victor A. Roque


VAR/dg
shrhldr.bon

cc:  R. Knox - Morrow & Co., Inc.